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                                                                    Exhibit 3.9

                           ARTICLES OF INCORPORATION

      These Articles of Incorporation are signed by the incorporators for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as follows:

                                   ARTICLE I.

      The name of the corporation is:   WARD LAKE DRILLING, INC.

                                  ARTICLE II.

      The purpose for which this Corporation is organized is to engage in any activity within the purposes which corporations may be organized under the Business Corporations Act of the State of Michigan, including but not limited to carrying on all business relating to the development and utilization of natural resources and to do all acts and things incidental to such businesses; to explore for, concentrate, treat, refine, prepare for market, manufacture, buy, sell, exchange, and otherwise produce, process, and deal in all kinds of minerals, oil, natural gas, and all other natural products and the products and by-products thereof of every kind and description and by whatever means the same can be and may hereafter be produced, processed, handled, or dealt in; and, generally and without limit as to amount, to buy, sell, exchange, lease, acquire, deal in lands, and mineral rights and claims, interests in oil and gas rights, plants, pipelines, and all other means of property transmission and transportation.

      To explore, prospect, drill for, produce, market, sell, and deal in and with petroleum, mineral, and other oils, natural gas, gasoline, naphthene, hydrocarbons, oil shales, sulphur, salt, clay, coal, minerals, mineral substances, metals, ores of every kind or other mineral or nonmineral, liquid, solid, or volatile substances and products, by-products, combinations, and derivatives thereof, and to buy, lease, hire, contract for, invest in, and otherwise acquire, and to own, hold, maintain, equip, operate, manage, mortgage, create security interests in, deal in and with, and to sell, lease, exchange, and otherwise dispose of oil, gas, mineral, and mining lands, wells, mines, quarries, rights, royalties, overriding royalties, oil payments, and other oil, gas, and mineral interests, claims, locations, patents, concessions, easements, rights-of-way, franchises, real and personal property, and all interests therein, tanks, reservoirs, storage facilities, markets, pipe lines, pumping stations, tank cars, trains, trucks, tankers, ships, and other vehicles, crafts, or machinery for use on land, water, or air, for prospecting, exploring, and drilling for, producing, gathering, manufacturing, refining, purchasing, leasing, exchanging, or otherwise acquiring, selling, exchanging, trading for, or otherwise disposing of such mineral and nonmineral substances; and to do engineering and contracting and to design,


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construct, drill, bore, sink, develop, improve, extend, maintain, operate, and repair wells, mines, plants, works, machinery, appliances, rigging, casing, tools, storage, and transportation lines and Systems for this Corporation and other persons, associations, or corporations.

      To establish and maintain a drilling business with authority to own and operate drilling rigs, machinery, tools, or apparatus necessary in the boring or otherwise sinking of wells for the production of oil, gas, or water; to construct or acquire by lease or otherwise, and to maintain and operate pipe lines for the conveyance of oil and natural gas, oil storage tanks and reservoirs, and all convenient instrumentalities for the shipping and transportation of crude or refined petroleum or natural gas and all other volatile, solid, or liquid mineral substances in any and all forms; to manufacture, buy, sell, lease, let, and hire machines and machinery, equipment, tools, implements, and appliances, and all other property, real and personal, useful or available in prospecting for and in producing, transporting, storing, refining, or preparing for market, petroleum and natural gas and all other volatile and mineral substances and their products and by-products and of all articles and materials in any way resulting from or connected therewith; to purchase, lease, construct, or otherwise acquire, exchange, sell, let, or otherwise dispose of, own, maintain, develop, and improve any and all property, real or personal, plants, refineries, factories, warehouses, stores, and buildings of all kinds useful in connection with the business of the Corporation including the drilling for oil and gas wells or mining in any manner by any method permitted by law on such real property.

                                  ARTICLE III.

      The total authorized capital stock is: 50,000 shares at $1.00 par value.

                                  ARTICLE IV.

      The address of the initial registered office is:

145 N. Otsego Avenue, Gaylord, MI  49735

      The mailing address of the initial registered office is (need not be completed unless different from the above address):



      The name of the initial resident agent at the registered office is: R. David Briney


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                                   ARTICLE V.

      The names and addresses of the incorporators are as follows:

      Name                    Residence or Business Address
      ----                    -----------------------------

 H. Charles Nelson            1580 Park Lane East
                              Gaylord, MI  49735

 R. David Briney              116 Headwaters Drive
                              Gaylord, MI  49735

 Keith H. Gornick             P. O. Box 556
                              Gaylord, MI  49735

 William F. Rolinski          679 Woodcrest Drive
                              Gaylord, MI  49735

                                  ARTICLE VI.

      When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

We, the incorporators, sign our names this 9th day of December, 1985.

                                        WARD LAKE DRILLING, INC.

                                        BY /s/ H. Charles Nelson
                                        ------------------------------
                                        H. Charles Nelson

                                        BY /s/ R. David Briney
                                        ------------------------------
                                        R. David Briney

                                        BY /s/ Keith H. Gornick
                                        ------------------------------
                                        Keith H. Gornick

                                        BY /s/ William F. Rolinski
                                        ------------------------------
                                        William F. Rolinski


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